UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2013

(Commission File Number) 001-34214

THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Kentucky	61-1256535
(State of incorporation)	(I.R.S. Employer Identification Number)

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(Address of Registrant’s principal executive office)

(859) 371-2340

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 19, 2013, the following matters were voted upon and approved by the stockholders of The Bank of Kentucky Financial Corporation (the “Company”) at the Company’s 2013 Annual Meeting of Stockholders:

1.	Election of nine directors of the Company for terms expiring in 2014:

	For	Withheld	Non Votes
Charles M. Berger	4,580,551	269,546	1,272,267
John S. Cain	4,483,601	366,496	1,272,267
Harry J. Humpert	4,569,604	280,493	1,272,267
Barry G. Kienzle	4,784,857	65,240	1,272,267
John E. Miracle	4,551,353	298,744	1,272,267
Mary Sue Rudicill	4,548,422	301,675	1,272,267
Ruth M. Seligman-Doering	4,798,002	52,095	1,272,267
Herbert H. Works	4,792,273	57,824	1,272,267
Robert W. Zapp	4,793,601	56,496	1,272,267

2.	Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013:

For	Against	Abstain
6,034,074	51,074	37,328

3.	Approval, on a non-binding, advisory basis, of the compensation of the Company’s executive officers:

For	Against	Abstain	Non Votes
4,646,931	160,434	42,844	1,272,267

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE BANK OF KENTUCKY FINANCIAL CORPORATION

By:	/s/ Martin J. Gerrety
Name:	Martin J. Gerrety
Title:	Treasurer and Assistant Secretary

Date: April 24, 2013